                                                                  EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 1st day of April 1998 by and between Bay View Capital Corporation (the "Corporation"), a Delaware Corporation, and Edward H. Sondker (the "Executive").

                                R E C I T A L S:

         A. The parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship between the Corporation and the Executive.

         B. The Board of Directors of the Corporation (or "Board") believes it is in the best interests of the Corporation to enter into this Agreement with the Executive in order to assure continuity of management of the Corporation, and has approved and authorized the execution by the Corporation of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises herein contained, the parties hereto agree as follows:

                  1.   Executive's Title, Duty, Authority and Time Commitment.
                       ------------------------------------------------------

                       a.   Title. The Executive's position and title with the
                            -----
Corporation shall be that of President and Chief Executive Officer.

                       b.   Duties and Authority. The Executive's duties and
                            --------------------
authority shall be consistent with those of a President and Chief Executive Officer. The Executive shall render such administrative and management services to the Corporation as are customarily performed by persons employed in the banking and financial services industry in a similar executive capacity. In addition, the Executive shall perform such other duties as the Board, or its authorized representative, may from time to time require. All duties performed by the Executive hereunder shall be in accordance with such reasonable standards as are established from time to time by the Board, or its authorized representative, and performance evaluations shall be conducted by or under the direction of the Board and reviewed with the Executive annually.

                       c.   Time Commitment. During the "Term of this
                            ---------------
Agreement", as defined in Section 5 of this Agreement, unless the Executive has obtained the prior written consent of the Board, or its authorized representative,

                            (1) The Executive shall render his full productive
time and services to the Corporation, keeping normal business hours, but is authorized to engage in such banking trade association and related activities during normal business hours which, in his judgment, with the concurrence of his immediate supervisor, are in the business interests of the Corporation; and

                            (2) The Executive shall not render personal
services to any other person or entity for compensation, either as an Executive, consultant, director or officer, if such services would conflict with the Executive's duty to the Corporation or adversely affect the Executive's judgment in the performance of his responsibilities. Executive shall remain free to engage in community, charitable, political and personal pursuits which do not interfere with his performance under this Agreement.

                  2. Compensation. The Corporation agrees to pay the Executive
                     ------------
during the Term of this Agreement a base salary as follows: $350,000 per annum, with the salary to be reviewed on July 1, 1998, and annually on each July 1st thereafter during the Term of this Agreement. Salary increases are not guaranteed or automatic. The salary provided for in this Agreement shall be payable semi-monthly in accordance with the practices of the Corporation.

                  3. Discretionary Bonuses. The Executive shall be entitled to
                     ---------------------
participate in discretionary bonuses and incentive payments which are now or become authorized and declared by the Board or its authorized representative. Executive shall be entitled to an annual performance bonus of up to fifty percent (50%) of base salary depending upon the achievement of specific goals set by the Company's Board of Directors.

                  4. Additional Benefits.
                     -------------------

                     a.     Participation in Executive Benefit Plans. The
                            ----------------------------------------
Executive shall be entitled to participate in any plan of the Corporation, as such plan may from time to time provide, relating to pension, thrift, deferred profit sharing, group insurance coverage, education or retirement or other supplemental Executive benefits that the Corporation has adopted or adopts for the benefit of its Executives.

                     b.     Fringe Benefits. The Executive shall be entitled
                            ---------------
to participate in any other program which is or becomes applicable to the Corporation's executives, as such program may from time to time provide including a reasonable expense account, the payment of reasonable expenses for attending educational seminars and annual and periodic meetings of trade associations, and other benefits which are commensurate with the responsibilities and functions to be performed by the Executive under this Agreement.

                                       2.

                  5. Term.
                     ----

                     a.  Initial Term and Automatic Extension. The initial
                         ------------------------------------
term of employment under this Agreement shall be for a period commencing on January 1, 1998 and ending on December 31, 1998. On January 1, 1999 and on each January 1st thereafter, the Term of this Agreement shall be extended automatically by one additional year beyond the then current expiration date, unless either the Corporation or the Executive gives contrary written notice to the other not less than 45 days in advance of the date on which this Agreement would otherwise be extended. Reference herein to the "Term of this Agreement" shall refer to the term as so extended. Section 9, entitled "Change in Control," shall survive the expiration of this Agreement for a period of one (1) year so long as Executive is employed by the Corporation. If Executive is terminated by the Corporation without cause pursuant to Section 7a(2), said
Section 9 shall survive this Agreement for a period of one (1) year from the date of termination of employment.

                     b.  Consequences of Non-Extension. If this Agreement is
                         -----------------------------
not extended, on the expiration of the Term of this Agreement, the Executive shall be deemed to be employed by the Corporation for no specific term and the Executive's rights as an Executive of the Corporation shall be no less than those provided by the laws of the State of California and the laws of the United States; provided, however, that such post expiration employment may be terminated at any time by the Executive or by the Board, or its authorized representative, with or without cause by delivery to the Executive of a written notice (the "Termination Notice") of such termination.

                  6. Voluntary Absences. At such reasonable times as the Board,
                     ------------------
or its authorized representative, shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement. All such voluntary absences shall count as holidays, vacation time, floating holidays, sick leave, compensatory time or other paid time off as specified in Corporation policy, provided that:

                     a.  Vacation Entitlement. The Executive shall be entitled
                         --------------------
to an annual paid vacation of 20 days per year.

                     b.  Timing of Vacation. Vacations shall be scheduled in a
                         ------------------
reasonable manner by the Executive and subject to the Corporation's needs, except that the Executive shall take not less than ten (10) days vacation consecutively in each calendar year.

                                       3.
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                  7. Termination of Employment.
                     -------------------------

                     a.  Termination by Corporation. The Executive's
                         --------------------------
employment under this Agreement may be terminated, with or without cause, at any time by the Board, or its authorized representative, by delivery to the Executive of a written notice (the "Termination Notice") of such termination. The Termination Notice shall state the effective date of such termination and whether such termination is for "cause," as defined in Section 7a(1), or without cause pursuant to Section 7a(2). Unless the Termination Notice states that the termination is for cause and states with reasonable particularity the cause, the termination shall be deemed to be without cause pursuant to Section 7a(2). In the event an arbitrator appointed pursuant to Section 13 of this Agreement determines that a purported termination for cause was in fact without proper cause, the termination shall nonetheless be effective, but the Executive shall be entitled to the severance payment pursuant to Section 7a(2) hereof.

                         (1)  Termination by Corporation for Cause. The
                              ------------------------------------
Executive's employment under this Agreement may be terminated at any time by the Board, or its authorized representative, for "cause," which shall include, but not be limited to the following:

                               (a)   The commission by the Executive of an act
of misconduct (including, but not limited to, the violation of any law, rule, regulation or cease and desist order applicable to the Executive or the Corporation or its insured subsidiaries), or an act which constitutes a breach of a fiduciary duty owed by the Executive involving personal profit;

                               (b)   The Executive's material breach of this
Agreement, dishonesty, incompetence, willful misconduct, habitual unexcused absence from work, intentional failure to perform duties, or gross negligence in the performance of stated duties;

                               (c)   The Executive's becoming physically or
mentally incapable of performing the essential functions of his employment position, with or without reasonable accommodation, for a period in excess of the applicable leave entitlement mandated by Federal or State law; or

                               (d)   Any criminal conviction of the
Executive (other than for a minor traffic violation or similar offense), whether or not in the line of duty.


In the event of termination for cause under this Section 7a(1), the Executive shall have no right to receive compensation or other benefits under this Agreement for any period after such termination.

                                       4.
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                              (2)     Termination by Corporation
                                      --------------------------
Without Cause. The Executive's employment under this Agreement may be
-------------
terminated at any time by the Board, or its authorized representative, without cause; provided, however, that unless the termination of this Agreement is for "cause," as set forth in Section 7a(1), or pursuant to Sections 7b, 7c, or 9, then, upon such termination, in addition to any benefits that had accrued to the date of termination but in lieu of any rights or benefits that would have accrued following such termination, the Executive shall be entitled, upon execution of a Severance Agreement and Release as provided in Exhibit A, to a lump sum severance payment of eighteen (18) months salary.

                     b. Termination by the Executive. This Agreement may
                        ----------------------------
be terminated by the Executive at any time upon 30 days written notice to the Corporation or upon such shorter period as may be agreed upon between the Executive and the Board.

                     c. Termination by Death. In the event of the death
                        --------------------
of the Executive during the Term of this Agreement, the Executive's estate, or such person as the Executive may have previously designated in writing for group insurance purposes, shall be entitled to receive the salary due the Executive through the last day of the calendar month in which his death shall have occurred.

                  8. Disability. If the Executive shall become disabled or
                     ----------
incapacitated to the extent that he is unable to perform the essential functions of his employment position, with or without reasonable accommodation, he shall be entitled to receive disability benefits of the type provided for other employees of the Corporation. In such event, 90 days after the last day the Executive worked, any rights of the Executive to receive the salary provided in
Section 2 of this Agreement shall be suspended until the Executive is able to resume performance of his duties.

                  9. Change in Control. If during the Term of this Agreement, or
                     -----------------
within one (1) year following the expiration of this Agreement and if Executive is employed by the Corporation, there is a "change in control," of the Corporation, as hereinafter defined, the Executive shall be entitled, upon execution of a Severance Agreement and Release as provided in Exhibit A, to a severance payment in the event the Executive's employment is terminated, other than for "cause" as set forth in Section 7a(1) or pursuant to Sections 7b (except as provided below), or 7c, within twenty-four (24) months after the change in control. The amount of this payment shall equal two hundred percent(200%) of the Executive's annual salary as of the date of termination and shall be in lieu of any severance payment that would be due Executive under
Section 7a(2). Except as provided above, such termination or severance payment shall be in addition to all other

                                       5.

amounts payable to the Executive pursuant to this Agreement. This termination or severance payment shall also be made in the case of a termination of employment by the Executive pursuant to Section 7b of this Agreement within twenty-four (24) months after a change in control because during such twenty-four (24) month period there has been a material diminution of or interference with the Executive's duties, responsibilities and benefits as President and Chief Executive Officer of the Corporation. By way of example and not by way of limitation, any of the following actions, if unreasonable or materially adverse to the Executive, shall constitute such diminution or interference unless consented to in writing by the Executive: (i) a change in the principal workplace of the Executive to a location more than 25 highway miles from the Executive's current office location; (ii) a reduction or adverse change in the salary or benefits which had theretofore been provided to the Executive, other than as part of an overall program applied uniformly and with equitable effect to all members of senior management of the Corporation; or (iii) a change in Executive's title.

                  Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ?1828(k) and any regulations promulgated thereunder.

                  The term "change in control" as applied to the Corporation is defined solely as any acquisition of control of the Corporation (other than pursuant to the acquisition by a trustee or other fiduciary holding securities under an Executive benefit plan of the Corporation), as defined in 12 C.F.R. ? 574.4, or any successor regulation, which would require the filing of an application for acquisition of control or notice of change in control as set forth in 12 C.F.R. ? 574.3, or any successor regulation.

                  10. Successors and Assigns. The terms, provisions, covenants,
                      ----------------------
and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Executive may not sell, assign, pledge, hypothecate or otherwise transfer this Agreement or any part thereof without the prior written consent of the Corporation, which consent may be withheld by the Corporation for any reason it deems appropriate. "Successors and assigns" shall mean, in the case of the Corporation, any successor pursuant to a merger, consolidation or sale or transfer of all or substantially all of the assets of the Corporation.

                                       6.
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                  11. Indemnification. The Corporation hereby agrees that the
                      ---------------
Corporation shall indemnify the Executive to the fullest extent permitted by the Corporation's Bylaws and by Delaware corporate law.

                  12. Excise Taxes. In the event it shall be determined that any
                      ------------
payment or distribution by the Corporation or its affiliates to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of the Agreement or otherwise, but determined without regard to any additional payments required under this Section
12) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitations, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

                  13.  Confidential Information
                       ------------------------

                       a.   Non-Disclosure. Employee hereby agrees that,
                            --------------
during the Term of this Agreement and thereafter, he will not disclose to any person, or otherwise use or exploit any of the proprietary or confidential information or knowledge, including without limitation, trade secrets, processes, records of research, proposals, reports, methods, techniques, customer lists and customers, computer software or programming, budgets or financial information, or other confidential information and/or trade secrets, regarding the Corporation, its businesses, properties or affairs obtained by him at any time prior to or subsequent to the execution of this Agreement, except to the extent required by his performance or assigned duties for the Corporation. Executive understands that proprietary or confidential information does not include any of the foregoing items which (i) have become publicly known or made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved, or (ii) are independently developed by the Executive without the use of proprietary or confidential information. In addition, Employee agrees not to divulge, publish or otherwise reveal, during the Term of this Agreement or thereafter, either directly or indirectly, or through another, to any person, firm or corporation, for competitive purposes, any knowledge or information or any facts concerning the methods and techniques used by the Corporation to conduct business, the names of customers and others who have relationships

                                       7.

with the Company, or other confidential information and/or trade secrets used by the Corporation in the operation of its business. During the Term of this
Agreement: (i) Employee agrees to disclose to the Corporation the identity and nature of any contacts with any person or entity soliciting from Employee disclosure of any such information or soliciting Employee's involvement in any business venture competitive with the Corporation; and (ii) Employee shall not conceal from or fail to disclose to the Corporation, or divert or exploit for his own personal profit or that of others, any business opportunity or other opportunity to acquire an interest in or a contractual relationship with any person or entity where such person or entity is in the Corporation's line of business or where such contractual relationship would be considered a feasible and advantageous opportunity for the Corporation.

                      b. Return of Materials. Upon termination of employment,
                         -------------------
Employee will deliver to the Corporation all tangible displays and repositories of process, records of research, proposals, reports, memoranda, computer software and programming, budgets and other financial information, and other materials or records or writings of any type (including any copies thereof) made, used or obtained by Employee in connection with his employment by the Corporation; provided, however, that documents relating to Employee's employment arrangements with the Corporation or his personal affairs shall be excluded from the provisions herein. Notwithstanding the foregoing, Employee will be entitled to have reasonable access to such property as is necessary for and in order to prosecute or defend any legal action or proceeding or to respond to a court or arbitration order.

                      c. The Employee acknowledges that the restrictions contained in the foregoing paragraphs of this Section 13, in view of the nature of the businesses in which the Corporation is engaged, are reasonable and necessary in order to protect the legitimate interests of the Corporation, and that any violation thereof would result in irreparable and substantial harm to the Corporation for which the Corporation does not have an adequate remedy at law, and the Employee therefore acknowledges that, in the event of his actual or threatened violations of any of these restrictions, the Corporation shall be entitled to obtain from any court of competent jurisdiction temporary, preliminary and permanent injunctive relief as well as damages and equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Corporation may be entitled.

                      d. In the event that the Corporation believes that it is entitled to relief under this Section 13, the Corporation will provide written notice to Employee specifying the nature of any alleged breach of this section. The Corporation

                                       8.

shall be obligated to discuss with Employee in good faith whether such breach has occurred and, if so, whether such breach can be cured. If Employee cures such breach within fifteen (15) days from the date of such notice, Employee shall not be deemed to be in breach of this Section 13.

                  14. Arbitration. The parties hereby agree that any controversy
                      -----------
or dispute arising out of or relating to this Agreement shall be resolved pursuant to this Section 14.

                      a.  Agreement to Negotiate. Prior to submitting any
                          ----------------------
controversy, dispute or claim arising out of, or relating to, this Agreement to arbitration, the parties hereto agree to observe the following procedures:

                          (1)     The party desiring to submit any such
controversy, dispute or claim to arbitration (the "claimant") first shall give written notice thereof to the other party (the "recipient") setting forth in detail the pertinent facts and circumstances relating to such controversy, dispute or claim;

                          (2)     The recipient shall have a period of fifteen
(15) days after receipt of written notice in which to consider the controversy, dispute or claim which is the subject of the notice and to furnish in writing to the claimant a written statement of the recipient's position;

                          (3)     Within seven (7) days of claimant's receipt
of recipient's written statement, the parties shall meet in an effort to resolve amicably any differences which may exist and, failing such resolution, either or both of the parties shall have the right to submit the matter to arbitration.

                      b.  Procedure for Arbitration.
                          -------------------------

                          (1)     The parties hereby agree that any
controversy, dispute or claim arising out of, or relating to, this Agreement, or breach of this Agreement, including disputes concerning termination of this Agreement, shall be settled by arbitration in San Mateo, California. This agreement to arbitrate shall be specifically enforceable. Judgment upon any award rendered by an arbitrator may be entered in any court having jurisdiction.

                          (2)      Any demand for arbitration must be served
on the other party within forty-five (45) days of the act or omission giving rise to the controversy, dispute or claim.

                          (3)     There shall be one impartial arbitrator
chosen by the parties from a list procured from the California Mediation and Conciliation Service.

                                       9.

                          (4)     The arbitrator shall not extend, modify or
suspend any of the terms of this Agreement.

                          (5)     The decision of the Arbitrator within the
scope of the submission shall be final and binding on all parties, and any right to judicial action on any matter subject to arbitration hereunder is hereby waived (unless otherwise provided by applicable law), except suit to enforce this arbitration award.

                          (6)     Executive agrees that such arbitration shall
be the exclusive forum for any controversy, dispute or claim arising out of or relating to this Agreement, or breach or termination of this Agreement. Executive further expressly agrees that in arbitration his exclusive remedy shall be a money award not to exceed the amount of wages he would have earned under this Agreement but for the alleged violation and the Executive shall not be entitled to any other remedy, at law or in equity, including but not limited to reinstatement, other money damages, punitive damages and/or injunctive relief.

                          (7)     Each party shall pay such party's own
attorney or other representative, and the expenses of such party's witnesses and all other expenses connected with his case. Other costs of the arbitration, including the cost of any record or transcript of the arbitration, administrative fees, arbitrator's fees, and all other fees and costs, shall be borne by the Corporation; provided, however, that at the discretion of the Arbitrator, and upon a preponderance of the evidence that one of the parties has engaged in malice, fraud or oppression relating to the termination of the Executive's employment, reasonable attorney's fees and costs may be awarded to the other party.

                  15. General Provisions.
                      ------------------

                      a.   Notices. Any notice, request, demand or other
                           -------
communication required or permitted hereunder shall be deemed to be properly given when personally served in writing and when deposited in the United States mail, registered or certified, postage prepaid, addressed to the party at the last address supplied to the sending party by the addressed party.

                      b.   Waiver. The waiver by any party of a breach of any
                           ------
provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

                      c.   Entire Agreement. Except as provided herein, this
                           ----------------
Agreement contains the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Corporation. Each party to this Agreement acknowledges that no representations, inducements, promises or

                                      10.

agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid and binding.

                      d.   Amendments. No amendments or additions to this
                           ----------
Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

                      e.   Paragraph Headings. The paragraph headings used in
                           ------------------
this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                      f.   Severability. The provisions of this Agreement
                           ------------
shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                      g.   Governing Law. Except where federal law governs,
                           -------------
this Agreement is to be governed by and construed under the internal substantive laws of the State of California (and not under conflict of law principles) as such laws apply to contracts made and to be performed entirely in the State of California.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.



                          BAY VIEW CAPITAL CORPORATION


                          /s/ JOHN R. McKEAN
                          ------------------------------------
                          John R. McKean
                          Chairman of the Board



                          THE EXECUTIVE

                          /s/ EDWARD H. SONDKER
                          ------------------------------------
                          Edward H. Sondker
                          President and Chief Executive Officer

                                      11.